Exhibit 4.1

BARCLAYS PLC,

Issuer

TO

THE BANK OF NEW YORK MELLON,

Trustee

INDENTURE

Dated as of [—], 2011

Senior Debt Securities

BARCLAYS PLC

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Senior Securities Indenture, dated as of [—], 2011.

Trust Indenture Act Section		Senior Debt Securities Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
	(c)	Not Applicable
§311	(a)	6.13
	(b)	6.13
	(c)	Not Applicable
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.04, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(e)	5.14
§3.16	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08

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Trust Indenture Act Section		Senior Debt Securities Indenture Section
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Debt Securities Indenture.

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TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

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ARTICLE 5

REMEDIES

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-v-

SENIOR DEBT SECURITIES INDENTURE, dated as of [—], 2011 between BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Senior Debt Securities Indenture to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of indebtedness (herein called the “Senior Debt Securities”), to be issued in one or more series as in this Senior Debt Securities Indenture provided.

All things necessary to make this Senior Debt Securities Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SENIOR DEBT SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Senior Debt Securities and holders of Coupons, if any, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Senior Debt Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date of such computation and as applied by the Company; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Senior Debt Securities Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined when first used.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Auditors” means the Auditors for the time being of the Company or if there shall be joint Auditors of the Company any one or more of such joint Auditors.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Senior Debt Securities of one or more series.

“Authorised Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be The Financial Times of London, if practicable, and which, in the United States, will be The Wall Street Journal, if practicable, and if it shall be impracticable in the opinion of the Trustee to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Trustee.

“Authorized Officer” means any Director, the officer of the Company for the time being holding the office of Group Finance Director or Barclays Treasurer or any Managing Director in Barclays Treasury (or successor department).

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by a Company Secretary or by a Director, Associate Director or Manager (or any other person with similar title and status) of Barclays Corporate Secretariat (or any successor department thereto), or by such other person authorized or duly appointed by the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Senior Debt Securities of any particular series, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in London, England or in that Place of Payment are authorized or obligated by law or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of Senior Debt Securities.

“Commencement”, in relation to the winding up of the Company in England (or such other jurisdiction in which the Company may be organized) means, in the case of a voluntary winding up, the time of the passing of the winding up resolution and, in the case of a compulsory winding up, the time of the making by the court of the winding up order or, where preceded by a voluntary winding up, the time of the passing of the winding up resolution and “commences”, in relation as aforesaid, shall be construed accordingly.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Companies Act 2006” means the Companies Act 2006 of the laws England and Wales.

“Company” means the Person named as the “Company” in the first paragraph of this Senior Debt Securities Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Senior Debt Securities Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by any Authorized Officer or Director or Associate Director in the Capital Issuance and Securitisation department (or any successor department thereto) of Barclays Treasury (or any other person with similar title and status), and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, Fax No. (212) 815-5915, with a copy to: BNY Corporate Trustee Services Limited, One Canada Square, London E14 5AL, Attention: Corporate Trustee Administration, Fax No. +44 20 7964 2536 and The Bank of New York Mellon, One Canada Square, London E14 5AL, Attention: Corporate Trust Administration, Fax No. +44 20 7964 2536, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

The term “corporation” includes corporations, associations, joint-stock companies and business trusts.

“Coupon” or “Coupons” means any interest coupon or coupons, as the case may be, appertaining to any Senior Debt Securities and includes any talons for further interest coupons.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to Senior Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Senior Debt Securities as contemplated by Section 3.01.

“Dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, at the date as of which this instrument was executed; provided, however, that in the event the United States Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the United States Securities Exchange Act of 1934 as so amended.

“Financial Services Authority” means the United Kingdom Financial Services Authority or, if applicable, any successor body or agency for the time being charged with the discharge of banking supervision functions in the United Kingdom.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Senior Debt Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

“Global Security” means (i) with respect to Senior Debt Securities issued in bearer form, a global security in bearer form evidencing all or a part of a series of Senior Debt Securities without coupons for payments attached, authenticated and delivered to the Depositary for such series and (ii) with respect to Senior Debt Securities issued in registered form, a global certificate evidencing all or part of a series of Senior Debt Securities, authenticated and delivered to the Depositary and registered in the name of the Depositary or its nominee.

“Holder” means a Person who shall at the time be the bearer of any bearer Senior Debt Security in global or definitive form or in whose name a registered Senior Debt Security in global or definitive form is registered in the Senior Debt Security Register.

The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Senior Debt Security, means the Stated Maturity of any instalment of interest on such Senior Debt Security.

“Maturity”, when used with respect to any Senior Debt Security, means the date, if any, on which the principal of such Senior Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption, winding up of the Company or otherwise.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Authorized Officer or Director or Associate Director in the Capital Issuance and Securitisation department (or any successor department thereto) of Barclays Treasury (or any other person with similar title and status) duly appointed by the Board of Directors.

“Opinion of Counsel” means a written opinion of legal advisors, who may be legal advisors for the Company or other legal advisors acceptable to the Trustee.

“Original Issue Discount Security” means any Senior Debt Security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Senior Debt Securities or any series of Senior Debt Securities means, as of the date of determination, all Senior Debt Securities or all Senior Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Senior Debt Securities Indenture, except:

(i) Senior Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Senior Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Debt Securities; provided that, if such Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Senior Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Senior Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Senior Debt Securities have been authenticated and delivered pursuant to this Senior Debt Securities Indenture, other than any such Senior Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Debt Securities are held by a bona fide purchaser in whose hands such Senior Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Senior Debt Security denominated in a Foreign Currency shall be the Dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Senior Debt Security, of the principal amount of such Senior Debt Security; and (ii) Senior Debt Securities beneficially owned by the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Debt Securities which the Trustee actually knows to be so beneficially owned shall be so disregarded; provided further, however, that Senior Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Debt Securities and that the pledgee is not the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Senior Debt Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Senior Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Senior Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Senior Debt Security means every previous Senior Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Senior Debt Security; and, for the purposes of this definition, any Senior Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Debt Security.

“Redemption Date”, when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Senior Debt Securities Indenture.

“Redemption Price”, when used with respect to any Senior Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Senior Debt Securities Indenture.

“Regular Record Date” for any interest payable on any Interest Payment Date on registered Senior Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case that has direct responsibility for administering this Senior Debt Securities Indenture, or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Senior Debt Securities” has the meaning set forth in the recitals of the Company herein and more particularly means any Senior Debt Securities issued, authenticated and delivered under this Senior Debt Securities Indenture.

“Senior Debt Securities Indenture” or “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Senior Debt Securities established pursuant to Section 3.01.

“Senior Debt Security” means one of the Senior Debt Securities.

“Senior Debt Security Register” and “Senior Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Stated Maturity”, when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Senior Debt Security or in the relevant Coupon, if any, appertaining thereto as the fixed date on which the principal of such Senior Debt Security or such installment of interest is due and payable.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Subsidiary” has the meaning attributed thereto by Section 1159 of the Companies Act 2006.

“Taxes” has the meaning specified in Section 10.04.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Senior Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Senior Debt Securities of any series shall mean the Trustee with respect to the Senior Debt Securities of such series.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States of America” means the United States of America and, except in the case of Section 6.09 and Section 6.14, its territories and possessions.

“U.S. Government Obligations” means noncallable and nonredeemable (i) direct obligations of the United States of America for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or with respect to a specific payment of principal of or interest on any such U.S. Government Obligation, which depositary receipt is held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Vice President”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Withheld Amount” has the meaning specified in Section 5.03.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Senior Debt Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Senior Debt Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Senior Debt Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Senior Debt Securities Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Senior Debt Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Senior Debt Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Senior Debt Securities Indenture and (subject to Section 6.01) conclusive in favour of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) If the Company shall solicit from the Holders of Senior Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution or other means, fix in advance a record date for purposes of determining the identity of Holders of registered Senior Debt Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion; provided, however, that the Company may not set a record date for, and the provisions of this Section 1.04(c) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(d). If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of registered Senior Debt Securities of record at the close of business on such record date shall be deemed to be Holders of registered Senior Debt Securities for the purpose of determining whether Holders of the requisite proportion of Senior Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the registered Senior Debt Securities of such series Outstanding shall be computed as of such record date.

(d) Upon receipt by the Trustee from any Holder of Senior Debt Securities of a particular series of (i) any notice of default or breach referred to in Section 5.01 with respect to Senior Debt Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such notice to the Company, (ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default with respect to Senior Debt Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12 with respect to Senior Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then the Trustee may set a record date for determining the Holders of Outstanding Senior Debt Securities of such series entitled to join in such notice, declaration, or direction. The Trustee will notify the Company and the Holders of Outstanding Senior Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Senior Debt Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date.

(e) The ownership of registered Senior Debt Securities shall be proved by the Senior Debt Security Register.

(f) The ownership of a bearer Senior Debt Security or Coupon, and the principal amount and serial number of such Senior Debt Security or Coupon and the date of holding the same, may be proved by the production of such Senior Debt Security or Coupon or by a certificate executed by any trust company, bank, banker or securities dealer satisfactory to the Trustee if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a bearer Senior Debt Security or Coupon of a particular series of a specified principal amount and bearing a specified serial number was deposited with or exhibited to such trust company, bank, banker or securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Senior Debt Securities or Coupons specified therein. The holding by the Person named in any such certificate of any Senior Debt Security or Coupons specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing the same or a later date issued in respect of the same Senior Debt Security or Coupon shall be produced, or (ii) the Senior Debt Security or Coupon specified in such certificate shall be produced by some other Person, or (iii) the Senior Debt Security or Coupon specified in such certificate shall have ceased to be Outstanding.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Debt Security shall bind every future Holder of the same Senior Debt Security and the Holder of every Senior Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Debt Security or such other Senior Debt Security.

Section 1.05 Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Senior Debt Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to the Trustee at its Corporate Trust Office, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to it at the address of its registered office specified in the first paragraph of this Senior Debt Securities Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) marked “Attention: Company Secretary”.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, Portable Document Format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06 Notice to Holders; Waiver. When this Senior Debt Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (a) with respect to Global Securities in bearer form, if in writing and delivered or mailed, first-class postage prepaid, to the Holder at the address previously furnished in writing by the Holder to the Trustee and the Company, and (b) if Outstanding bearer definitive Senior Debt Securities are affected by such event, published at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and otherwise as may be required by the terms thereof, and (c) if Outstanding registered Senior Debt Securities are affected, if given in writing and mailed, first-class postage prepaid, to each Holder of a registered Senior Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a) of this Senior Debt Securities Indenture, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

Any notice published pursuant to clause (b) of the preceding paragraph shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in such other manner, and shall be deemed to have been given on such date, as the Company shall determine. For so long as the Senior Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Depositary for such Senior Debt Security (or its designee).

When notice to Holders of registered Senior Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Senior Debt Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Senior Debt Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Senior Debt Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Senior Debt Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article Nine) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Senior Debt Securities Indenture was executed may be so changed or eliminated.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Senior Debt Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause. In case any provision in this Senior Debt Securities Indenture or in the Senior Debt Securities or the Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Senior Debt Securities Indenture. Nothing in this Senior Debt Securities Indenture or in the Senior Debt Securities or the Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Senior Debt Securities or the holders of Coupons, any benefit or any legal or equitable right, remedy or claim under this Senior Debt Securities Indenture.

Section 1.12 Governing Law. This Senior Debt Securities Indenture and the Senior Debt Securities and the Coupons shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws of that State, except that the authorization and execution of this Senior Debt Securities Indenture, the Senior Debt Securities and the Coupons shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.13 Saturdays, Sundays and Legal Holidays. The terms of the Senior Debt Securities (and Coupons, if any) shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of a Senior Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Senior Debt Securities Indenture or the Senior Debt Securities or Coupons other than a provision in the Senior Debt Securities or Coupons that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Senior Debt Security or Coupon) with the same force and effect as if made on such Interest Payment Date,

Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be and provided, further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding Financial Year (as defined by reference to Section 390 of the Companies Act 2006) of the Company, payment may be made in full on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.14 Appointment of Agent for Service. By the execution and delivery of this Indenture, the Company hereby designates Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Senior Debt Securities, the Coupons or this Senior Debt Securities Indenture, but for that purpose only, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable so long as any of the Senior Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Senior Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.15 Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Senior Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Senior Debt Securities in accordance with the terms of such series of Senior Debt Securities by such Calculation Agent shall (in the absence of manifest error) be binding on the Company, the Trustee, all Holders and all holders of Coupons and (in the absence of manifest error) no liability to the Holders or holders of Coupons shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SENIOR DEBT SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by,

directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2

SENIOR DEBT SECURITY FORMS

Section 2.01 Forms Generally. The Senior Debt Securities of each series and the Coupons, if any, to be attached thereto shall be in such forms as shall be established by or pursuant to a Board Resolution, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Senior Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Debt Securities and Coupons, all as evidenced by any such execution.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.14.

The definitive Senior Debt Securities and Coupons shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Debt Securities may be listed, all as determined by the officers executing such Senior Debt Securities, as evidenced by their execution thereof.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Senior Debt Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

ARTICLE 3

THE SENIOR DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Senior Debt Securities which may be authenticated and delivered under this Senior Debt Securities Indenture is unlimited. The Senior Debt Securities may be issued in one or more series.

There shall be established by or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Senior Debt Securities of any series,

(a) the title of the Senior Debt Securities of the series (which shall distinguish the Senior Debt Securities of the series from all other Senior Debt Securities);

(b) any limit upon the aggregate principal amount of the Senior Debt Securities of the series which may be authenticated and delivered under this Senior Debt Securities Indenture (except for Senior Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Senior Debt Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Senior Debt Security of the series shall be payable, if other than the person in whose name that Senior Debt Security (or one or more Predecessor Senior Debt Securities) is registered at the close of business on the Regular Record Date for that interest;

(d) the date or dates on which the principal of (and premium, if any, on) the Senior Debt Securities of the series is payable;

(e) the rate or rates, if any, at which the Senior Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the issue date with respect to Senior Debt Securities in bearer form, the date or dates, if any, from which such interest shall accrue, whether Section 3.07 shall apply to the Senior Debt Securities of such series, the Interest Payment Dates on which such interest, if any, shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07 including the determination of the Record Date, and, in the case of registered Senior Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(f) whether any premium, upon redemption or otherwise, shall be payable by the Company on Senior Debt Securities of the series;

(g) whether the Senior Debt Securities of the series are to be issued as Original Issue Discount Securities and the amount of the discount at which such Original Issue Discount Securities may be issued;

(h) provisions, if any, for the discharge and defeasance of Senior Debt Securities of the series;

(i) any additional condition to which payment of any principal of (or premium, if any) or interest on Senior Debt Securities of the series will be subject;

(j) the place or places where the principal of (and premium, if any) and any interest on Senior Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Senior Debt Securities of such series, at least one of which Paying Agents shall have an office or agency in the Borough of Manhattan, The City of New York;

(k) other than with respect to any redemption of the Senior Debt Securities pursuant to Sections 11.08 and 11.09, whether or not such series of Senior Debt Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Senior Debt Securities of the series may be redeemed, including the date referred to in Section 11.08;

(l) the obligation, if any, of the Company to redeem or purchase Senior Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Senior Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation (except with respect to any redemption of Senior Debt Securities pursuant to Section 11.08);

(m) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Senior Debt Securities of the series in each applicable form shall be issuable;

(n) if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Senior Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Senior Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(o) if Additional Amounts, pursuant to Section 10.04, will not be payable by the Company;

(p) whether the Senior Debt Securities of the series will be issued in registered form or in bearer form or both and, if bearer securities will be issued, whether or not the Senior Debt Securities will be issued with Coupons attached, whether a Global Security will initially be executed and delivered, whether registered Senior Debt Securities of the series may be exchanged for bearer Senior Debt Securities of the series and vice versa, and the circumstances under which any such exchanges, if permitted, may be made and whether any restrictions will be applicable to the offer, sale or delivery of bearer or registered Senior Debt Securities;

(q) if other than Dollars, provisions, if any, for the Senior Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01;

(r) if other than the currency in which the Senior Debt Securities of that series are denominated, the currency in which payment of the principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of such series shall be payable;

(s) if the principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Senior Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(t) whether the Senior Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Senior Debt Securities;

(u) if the Senior Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Senior Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(v) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(w) the terms, if any, on which such Senior Debt Securities may or shall be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company or another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such Senior Debt Securities may or shall be so converted or exchanged;

(x) any other Events of Default or covenants with respect to the Senior Debt Securities of such series and, if other than as specified in this Senior Debt Securities Indenture, the terms thereof;

(y) the forms of Senior Debt Securities of the series and any Coupons appertaining thereto; and

(z) any other terms of the series (which terms shall not be inconsistent with the provisions of this Senior Debt Securities Indenture, except as permitted by Section 9.01(d)).

All Senior Debt Securities of any one series shall be substantially identical except as to denomination and the fact that Senior Debt Securities of any one series may be issuable in both bearer and registered form and except as may otherwise be provided, in the Officer’s Certificate referred to above or pursuant to such action or in any such indenture supplemental hereto.

If the forms of Senior Debt Securities of any series and any Coupons to be attached thereto, or any of the terms thereof, are established by action taken by the Board of Directors of the Company, copies of the Board Resolutions in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Senior Debt Securities.

Section 3.02 Denominations. The Senior Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Senior Debt Securities of any series, the Senior Debt Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Senior Debt Securities and any Coupons shall be executed on behalf of the Company by any two of the following: any of its Authorized Officers or any Director or Associate Director in the Capital Issuance and Securitisation team (or any successor department thereto) of Barclays Treasury. The signature of any of these officers on the Senior Debt Securities or the Coupons may be manual or facsimile. Senior Debt Securities or Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Debt Securities or Coupons.

At any time and from time to time after the execution and delivery of this Senior Debt Securities Indenture, the Company may deliver Senior Debt Securities of any series executed by the Company and, in the case of bearer Senior Debt Securities other than a Global Security, having attached thereto appropriate Coupons, if any, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Debt Securities. In authenticating such Senior Debt Securities and accepting the additional responsibilities under this Senior Debt Securities Indenture in relation to such Senior Debt Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that (a) if the form or terms of such Senior Debt Securities has or have been established by or pursuant to a Board Resolution as permitted by Section 2.02 or Section 3.01, that such form or terms has or have been established in conformity with the provisions of this Senior Debt Securities Indenture and (b) that such

Senior Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights and by general principals of equity.

The Trustee shall not be required to authenticate such Senior Debt Securities if the issue of such Senior Debt Securities pursuant to this Senior Debt Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Senior Debt Securities or any Coupons and this Senior Debt Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Trustee shall have the right to decline to authenticate and deliver any Senior Debt Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each registered Senior Debt Security shall be dated the date of its authentication.

Each bearer Senior Debt Security shall be dated the date of its authentication.

No Senior Debt Security or Coupon appertaining thereto shall be entitled to any benefit under this Senior Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Senior Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Senior Debt Security shall be conclusive evidence, and the only evidence, that such Senior Debt Security has been duly authenticated and delivered hereunder and that such Senior Debt Security or Coupon is entitled to the benefits of this Senior Debt Securities Indenture. Notwithstanding the foregoing, if any Senior Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Senior Debt Securities Indenture such Senior Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Senior Debt Securities Indenture.

The Trustee shall not authenticate or deliver any bearer Senior Debt Securities until any matured Coupons appertaining thereto shall have been detached and cancelled, except as otherwise provided in Section 3.05 or as permitted in Section 3.06.

Section 3.04 Temporary Senior Debt Securities. Pending the preparation of definitive Senior Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Debt Securities substantially of the tenor of the definitive Senior Debt Securities in lieu of which they are issued, which Senior Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Senior Debt Securities may be issued as bearer Senior Debt Securities with or without Coupons attached thereto or as registered Senior Debt Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Debt Securities may determine, all as evidenced by such execution.

If temporary Senior Debt Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Senior Debt Securities, definitive Senior Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Senior Debt Securities of such series, the temporary Senior Debt Securities of such series shall be exchangeable for definitive Senior Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Senior Debt Securities of such series (including any and all unmatured Coupons or matured Coupons in default attached thereto) at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Debt Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Senior Debt Securities of the same series of authorized denominations containing identical terms and provisions and, in the case of bearer Senior Debt Securities, having attached thereto any appropriate Coupons. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Senior Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Senior Debt Securities Indenture as definitive Senior Debt Securities of such series.

The provisions of this Section 3.04 are subject to any restrictions or limitations on the issue and delivery of temporary bearer Senior Debt Securities of any series that may be established pursuant to Section 3.01 (including any provision that bearer Senior Debt Securities of such series initially be issued in the form of a Global Security to be delivered to a depositary of the Company located outside the United States of America and the procedures pursuant to which definitive bearer Senior Debt Securities of such series would be issued in exchange for such Global Security).

Section 3.05 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Senior Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Debt Securities and of transfers of Senior Debt Securities. The Trustee is hereby appointed “Senior Debt Security Registrar” for the purpose of registering Senior Debt Securities and transfers of Senior Debt Securities as herein provided.

Upon surrender for registration of transfer of any Senior Debt Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Senior Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Senior Debt Securities of any series may be exchanged for other Senior Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount upon surrender of the Senior Debt Securities to be exchanged at such office or agency. Whenever any Senior Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Senior Debt Securities which the Holder making the exchange is entitled to receive.

All Senior Debt Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Senior Debt Securities Indenture, as the Senior Debt Securities surrendered upon such registration of transfer or exchange.

Every Senior Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Senior Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Senior Debt Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Senior Debt Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Senior Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Senior Debt Security being redeemed in part.

(b) Except as otherwise specified pursuant to Section 3.01, registered Senior Debt Securities of any series may be exchanged for a like aggregate principal amount of registered Senior Debt Securities of such series of other authorized denominations containing identical terms and provisions, and, if bearer Senior Debt Securities of any series are issued in more than one authorized denomination, such bearer Senior Debt Securities may be exchanged for a like aggregate principal amount of bearer Senior Debt Securities of other authorized denominations containing identical terms and provisions. Except as provided above, if Senior Debt Securities of any series are issued in both registered and bearer form, bearer Senior Debt Securities of such series may be exchanged for a like aggregate principal amount of registered Senior Debt Securities of such series of authorized denominations containing identical terms and provisions and registered Senior Debt Securities of such series may be exchanged for a like aggregate principal amount of bearer Senior Debt Securities of such series of authorized denominations. Senior Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Senior Debt Security or Senior Debt Securities of the same series which the Holder making the exchange shall be entitled to receive. All bearer Senior Debt Securities surrendered for exchange shall have attached all unmatured Coupons appertaining thereto, if any, and, in case at the time of any such exchange any interest payments on such Senior Debt Securities are in default, shall in addition have attached all matured Coupons in default appertaining thereto.

Notwithstanding anything herein or in the terms of any series of Senior Debt Securities to the contrary, neither the Company nor the Trustee (which shall be entitled to conclusively rely on an Officer’s Certificate and an Opinion of Counsel) shall be required to exchange any bearer Senior Debt Security for a registered Senior Debt Security or any registered Senior Debt Security for a bearer Senior Debt Security if such exchange would result in any adverse tax consequence to the Company under then-applicable tax laws of the United States of America or the United Kingdom or any political subdivision thereof or therein.

(c) The provisions of this Section 3.05(c) shall apply only to Global Securities unless as otherwise specified as contemplated by Section 3.01:

(i) Each Global Security authenticated under this Senior Debt Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Senior Debt Security for all purposes of this Senior Debt Securities Indenture.

(ii) Notwithstanding any other provision in this Senior Debt Securities Indenture, no Global Security may be exchanged in whole or in part for Senior Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Senior Debt Securities of that series in registered form or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(iii) Subject to Clause (ii) above, any exchange of a Global Security for other Senior Debt Securities may be made in whole or in part, and all Senior Debt

Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(iv) Every Security authenticated and made available for delivery upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Senior Debt Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Senior Debt Securities. If any mutilated Senior Debt Security or Coupon (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Senior Debt Security, authenticate and deliver, or in the case of a Coupon deliver, in exchange therefor a new Senior Debt Security or Coupon of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Senior Debt Security (including any Global Security) or Coupon and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Debt Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, or in the case of a Coupon deliver, in lieu of any such destroyed, lost or stolen Senior Debt Security or Coupon a new Senior Debt Security or Coupon of the same series containing identical terms and provisions and of the amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Debt Security or Coupon, pay such Senior Debt Security or Coupon.

Upon the issuance of any new Senior Debt Security or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Senior Debt Security or Coupon of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Debt Security or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Debt Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Senior Debt Securities Indenture equally and proportionately with any and all other Senior Debt Securities and Coupons of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Debt Securities or Coupons.

Section 3.07 Payment. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, interest on any Senior Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any series of Senior Debt Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Senior Debt Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest on the Senior Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

In the case of registered Senior Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by wire transfer of same-day funds to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of registered Senior Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Subject to the foregoing provisions of this Section, each Senior Debt Security delivered under this Senior Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Debt Security.

Section 3.08 Persons Deemed Owners. Prior to due presentment of a registered Senior Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Debt Security is registered as the owner of such Senior Debt Security for the purpose of receiving (subject to Section 3.07) payment of principal of (and premium, if any) and interest, if any, on such Senior Debt Security and for all other purposes whatsoever, whether or not such Senior Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any bearer Senior Debt Security or any Coupon as the absolute owner of such Senior Debt Security or Coupon, as the case may be, for any purpose, including for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on such Senior Debt Security or payment of such Coupon, as the case may be, and for all other purposes whatsoever, whether or not such Senior Debt Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation. All Senior Debt Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Debt Securities previously authenticated and delivered hereunder and Coupons which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Senior Debt Securities previously authenticated hereunder and Coupons which the Company has not issued and sold, and all Senior Debt Securities and Coupons so delivered shall be promptly cancelled by the Trustee. No Senior Debt Securities shall be authenticated in lieu of or in exchange for any Senior Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Senior Debt Securities of any series or pursuant to the provisions of this Senior Debt Securities Indenture. The Trustee shall dispose of all cancelled Senior Debt Securities and Coupons in accordance with its customary procedures or, upon receipt of a Company Request, forward the same to the Company.

Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Senior Debt Securities of any series, and as set forth in such Senior Debt Securities, payments of interest on the Senior Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly as reasonably practicable notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Senior Debt Securities Indenture. This Senior Debt Securities Indenture shall upon Company Request cease to be of further effect with respect to Senior Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Senior Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Senior Debt Securities Indenture with respect to the Senior Debt Securities of such series when

(a) either

(i) all Senior Debt Securities of such series theretofore authenticated and delivered and all Coupons, if any, appertaining thereto (other than (x) Senior Debt Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (y) Senior Debt Securities or Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all Senior Debt Securities and Coupons referred to in clause (i) above not theretofore delivered to the Trustee for cancellation

(A) have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Senior Debt Securities denominated in Dollars) or Foreign Government Securities (with respect to Senior Debt Securities denominated in the same Foreign Currency) maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Senior Debt Securities and Coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Senior Debt Securities and Coupons which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Senior Debt Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Senior Debt Securities Indenture with respect to the Senior Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Senior Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Senior Debt Securities of such series, any Coupons appertaining thereto and this Senior Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.03 Defeasance Upon Deposit of Moneys or Government Obligations. At the Company’s option, either (1) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Senior Debt Securities after the applicable conditions set forth below have been satisfied, or (2) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 8.01 or Section 8.02 or any covenant set forth in any indenture supplemental hereto or otherwise established pursuant to Section 3.01(x), 9.01(b) or 9.01(f) (“Covenant Defeasance”), with respect to any series of Senior Debt Securities at any time after the applicable conditions set forth below have been satisfied:

(a) the Company shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Debt Securities of such series and the holders of any Coupons appertaining thereto (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in each case sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, the outstanding Senior Debt Securities of such series and any Coupons appertaining thereto on the respective Stated Maturities, in accordance with the terms of this Indenture and such Senior Debt Securities;

(b) if the Senior Debt Securities of such series are then listed on any securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the exercise of the option under this Section 4.03 would not cause such Senior Debt Securities to be delisted;

(c) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Senior Debt Securities of such series shall have occurred and be continuing at the time of such deposit;

(d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Senior Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of the option under this Section 4.03 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Senior Debt Securities being Discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

(e) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Discharge or Covenant Defeasance have been complied with.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Senior Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Senior Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (1) the rights of holders of Senior Debt Securities of such series to receive, from the trust fund described in clause (a) above payment of the principal of and the interest on such Senior Debt Securities when such payments are due; (2) the Company’s obligations with respect to such Senior Debt Securities under Section 3.05, 3.06,

10.02 and 10.03; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Notwithstanding any Covenant Defeasance with respect to Sections 8.01 and 8.02, any corporation or Person that would otherwise have been required to assume the obligations of the Company pursuant to said Sections shall be required, as a condition to any merger, consolidation, amalgamation, transfer, conveyance or lease contemplated thereby, to assume the obligations of the Company to the Trustee under Section 6.07.

ARTICLE 5

REMEDIES

Section 5.01 Events of Default. “Event of Default”, wherever used herein with respect to Senior Debt Securities of a particular series, means (i) that, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or, subject to the penultimate paragraph of Section 5.03, be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company failed to pay any principal or any interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series requiring the non-payment to be made good, (ii) the making of an order by an English court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or the valid adoption by the shareholders of the Company of an effective resolution, for the winding up of the Company (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency), (iii) any other Event of Default provided with respect to Senior Debt Securities of such series pursuant to Section 3.01 or (iv) the default in the performance, or breach, of any covenant or warranty of the Company in this Senior Debt Securities Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with) provided, that default or breach has not been remedied within 21 days of receipt by the Company and the Trustee from the Holders of at least 25% aggregate principal amount of the Outstanding Senior Debt Securities of that series of a written notice requiring the breach to be remedied or written notice from the Trustee to the Company certifying that in its opinion the default or breach is materially prejudicial to the interests of the Holders of the Senior Debt Securities of that series and requiring the breach to be remedied.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to Senior Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of such series may declare the principal amount of, any accrued but unpaid interest (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified by the terms thereof) on all the Senior Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holder or Holders), and upon any such declaration such principal and interest (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Senior Debt Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of such series, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences (including any Event of Default under another series of Senior Debt Securities arising therefrom) but only if

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) the principal of (and premium, if any, on) any Senior Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Senior Debt Securities,

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Senior Debt Securities of such series have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that, if it fails to pay any principal or any interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series requiring the non-payment to be made good, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Debt Securities and the holders of any Coupons appertaining thereto, the whole amount then due and payable on such Senior Debt Securities and Coupons for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any), at the rate or rates prescribed therefor in such Senior Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Debt Securities of such series and holders of any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Senior Debt Securities Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including the institution of proceedings for the winding up of the Company in England (but not elsewhere).

The Trustee and Holders of Senior Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim with respect to the Senior Debt Securities or this Senior Debt Securities Indenture that they might otherwise have against the Company.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Senior Debt Securities shall not be a default in respect of such Senior Debt Securities if such payment is withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of such period of 14 days by independent legal advisors acceptable to the Trustee (the “Withheld Amount”); provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Company informing it of such determination.

In lieu of the Trustee taking the above actions, upon failure to make payment, if lawful, the Company may place the Withheld Amounts or a sum equal to the Withheld Amounts promptly on interest bearing deposit set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Senior Debt Securities. The Company will give notice if at any time it is lawful to pay any Withheld amounts to the Holders or holders of Coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date shall be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, the Company shall be bound to pay the Withheld Amount together with interest accrued on it, the payment due date. Payment of the Withheld Amounts will be subject to applicable laws, regulations or court orders, without prejudice to Section 10.04. Interest accrued on any Withheld Amount shall be paid net of any taxes required by applicable law to be withheld or deducted and the Company shall not be obliged to pay any Additional Amounts in respect of any such withholding or deduction.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim based thereon or on any Coupon or otherwise in respect thereof or of such Coupon and no recourse under or upon any obligation, covenant or agreement of the Company in this Senior Debt Securities Indenture, or in any Senior Debt Security or in any Coupon, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Senior Debt Securities Indenture and the issue of the Senior Debt Securities.

Section 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Company or any other obligor upon the Senior Debt Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Senior Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Senior Debt Security and each holder of a Coupon to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article Eight and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Senior Debt Security or any holder of any Coupon any plan of reorganization, arrangement, adjustment, or composition affecting any Senior Debt Securities or Coupons or the rights of any Holder of any Senior Debt Security or any holder of any Coupon or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05 Trustee May Enforce Claims Without Possession of Senior Debt Securities. All rights of action and claim under this Senior Debt Securities Indenture or the

Senior Debt Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Senior Debt Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Senior Debt Securities and any holders of Coupons in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article in respect of any series of Senior Debt Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Senior Debt Securities and any Coupons and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Senior Debt Securities in respect of which or for the benefit of which such money has been collected due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Senior Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.07 Limitation on Suits. No Holder of any Senior Debt Security of any series or holder of any Coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Senior Debt Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Senior Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Senior Debt Security or holder of a Coupon has offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series; and

(f) in the case of a proceeding for the winding-up of the Company in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere), such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do;

it being understood and intended that no one or more Holders of Senior Debt Securities of a particular series or holders of Coupons appertaining thereto shall have any right in any manner whatever by virtue of, or by availing of any provision of this Senior Debt Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Senior Debt Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Senior Debt Securities of such series or holders of such Coupons.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. Notwithstanding any other provision in this Senior Debt Securities Indenture, the Holder of any Senior Debt Security or the holder of any Coupon appertaining thereto shall have the right, which is absolute and unconditional, to receive (subject to Section 3.07) payment of the principal of (and premium, if any) and interest, if any, on such Senior Debt Security on the respective Stated Maturities as expressed in such Senior Debt Security or Coupon (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder of any Senior Debt Security or the holder of any Coupon has instituted any proceeding to enforce any right or remedy under this Senior Debt Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Senior Debt Securities and the holders of Coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Senior Debt Securities and the holders of Coupons shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Debt Securities or Coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Debt Securities or holders of Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Senior Debt Security or holder of any Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Senior Debt Securities or holders of any Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Debt Securities or holders of any Coupons, as the case may be.

Section 5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Senior Debt Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Senior Debt Securities Indenture;

(b) such direction shall not be unjustly prejudicial to the Holders of any Senior Debt Securities of such series not taking part in the direction, as determined by the Trustee; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Events of Default. The Trustee may without prejudice to its rights in respect of any subsequent Event of Default from time to time and at any time waive any Event of Default or authorize any proposed Event of Default by the Company, provided that in its opinion the interests of the Holders shall not be materially prejudiced thereby and, provided, further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Company and the Trustee made pursuant to Section 5.02 hereof but so that no such notice shall affect any waiver or authorization previously given or made.

In addition, the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all the Senior Debt Securities of such series and holders of related Coupons waive any past Event of Default hereunder with respect to such series and its consequences, except an Event of Default

(a) in the payment of the principal of (or premium, if any) or interest, if any on any Senior Debt Security of such series, or

(b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Senior Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Senior Debt Securities Indenture agree, and each Holder of any Senior Debt Security and each holder of any Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Senior Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Senior Debt Securities of any series, or to any suit instituted by any Holder or holder of a Coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security on or after the respective Stated Maturities expressed in such Senior Debt Security or Coupon (or, in the case of redemption, on or after the Redemption Date).

Section 5.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Senior Debt Securities Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Senior Debt Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this

Senior Debt Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this subsection shall not be construed to limit the effect of subsection (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of any series.

Section 6.02 Notice of Defaults. If a default occurs hereunder with respect to Senior Debt Securities of any series, the Trustee shall give the Holders of Senior Debt Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(iv) with respect to Senior Debt Securities of such series, no such notice to Holders shall be given until at least 10 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Debt Securities of such series.

Section 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any action or resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Senior Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Debt Securities Indenture at the request or direction of any of the Holders pursuant to this Senior Debt Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at a reasonable cost to the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Senior Debt Securities Indenture;

(i) in no event shall the Trustee be responsible or liable to the Company for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Debt Securities and this Senior Debt Securities Indenture;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Senior Debt Securities Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

Section 6.04 Not Responsible for Recitals or Issuance of Senior Debt Securities. The recitals contained herein and in the Senior Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Senior Debt Securities Indenture or of the Senior Debt Securities or Coupons, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Senior Debt Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Senior Debt Securities or the proceeds thereof.

Section 6.05 May Hold Senior Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Senior Debt Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Debt Securities or Coupons and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Senior Debt Security Registrar, Calculation Agent or such other agent.

Section 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07 Compensation and Reimbursement. The Company agrees

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as agreed in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Senior Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee based upon, measured by or determined by the income of the Trustee.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defence thereof, including the employment of counsel reasonably satisfactory to the Trustee; provided, however, that if the Trustee determines that an actual or potential conflict of interest exists then the Trustee shall be entitled to retain separate counsel and the Company shall pay the fees and expenses of such counsel. The Trustee shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior claim, to which the Senior Debt Securities are hereby made subordinate, upon all property of funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Senior Debt Securities. The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 6.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Senior Debt Securities Indenture.

Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Senior Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

(c) The Trustee may be removed at any time with respect to the Senior Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Debt Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to any or all series of Senior Debt Securities or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Senior Debt Security for at least six months (and, in the case of subparagraph (d)(i) above, who is a Holder of a Senior Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Debt Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Senior Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Senior Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Senior Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Senior Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Senior Debt Securities of any series shall have been so appointed by the Company or the Holders of Senior Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Senior Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Senior Debt Securities of any series and each appointment of a successor Trustee with respect to the Senior Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Senior Debt Securities of such series and the address of its Corporate Trust Office.

(g) If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 60 calendar days after giving of a notice of removal of the Trustee, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

Section 6.11 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Senior Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Senior Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Senior Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Senior Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Senior Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Debt Securities.

Section 6.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Senior Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Senior Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Senior Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Senior Debt Securities, and Senior Debt Securities so authenticated shall be entitled to the benefits of this Senior Debt Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Senior Debt Securities Indenture to the authentication and delivery of Senior Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Senior Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Senior Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Senior Debt Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Senior Debt Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Senior Debt Securities upon original issuance located in a Place of Payment where the Company wishes to have Senior Debt Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect of such series of Senior Debt Securities.

Section 6.15 Trustee’s Application for Instructions from the Company. The Trustee may request from the Company by written application to an Executive Director, Senior Executive Director (or officer with similar title or status), the Secretary, a Deputy Secretary, Assistant Secretary, the Group Treasurer, a Senior Director or Director within Capital Planning or Group Financial Controller (or officer with similar title or status) for written instructions with respect to any matter arising in connection with the Trustee’s duties under this Senior Debt Securities Indenture. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Senior Debt Securities Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Senior Debt Securities in registered form, will furnish or cause to be furnished to the Trustee

(a) not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Senior Debt Securities and Senior Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Senior Debt Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of registered Senior Debt Securities so long as the Trustee acts as Senior Debt Security Registrar with respect to such series of Senior Debt Securities.

Section 7.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Senior Debt Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Senior Debt Securities of any series to communicate with other Holders with respect to their rights under this Senior Debt Securities Indenture or under the Senior Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Senior Debt Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b).

Section 7.03 Reports by Trustee. (a) On or before June 1 in each year following the date hereof, so long as any Senior Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of such date as required by and in compliance with the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Senior Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Senior Debt Securities are listed on any securities exchange or are delisted therefrom.

(c) The Company will furnish the Trustee with interim and annual reports. In addition, the Company will furnish the Trustee with all notices of meetings at which Holders of Senior Debt Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to Holders of Senior Debt Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by Holders of Senior Debt Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which Holders of Senior Debt Securities of a particular series are entitled to vote, will mail to all such record Holders of Senior Debt Securities, at the Company’s expense, a notice containing a summary of the information set forth in such notice of meeting.

Section 7.04 Reports by Company. The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Senior Debt Securities Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01 Company May Consolidate, etc. Only on Certain Terms. The Company may, without the consent of Holders of any Senior Debt Securities of any series Outstanding under this Senior Debt Securities Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Debt Securities in accordance with the provisions of such Senior Debt Securities and this Senior Debt Securities Indenture and the performance or observance of every covenant of this Senior Debt Securities Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary thereof as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02 Successor Person Substituted. Upon any consolidation, amalgamation or merger or any conveyance or transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or the Person to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Senior Debt Securities Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Senior Debt Securities Indenture, the Senior Debt Securities and the Coupons, if any.

Section 8.03 Assumption of Obligations. With respect to the Senior Debt Securities of any series, a wholly-owned Subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any Person which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on any series of Senior Debt Securities in accordance with the provisions of such Senior Debt Securities and this Senior Debt Securities Indenture and the performance of every covenant of this Senior Debt Securities Indenture and such series of Senior Debt Securities on the part of the Company to be performed or observed, provided that:

(a) the successor entity shall expressly assume such obligations by an amendment to the Senior Debt Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Senior Debt Securities Indenture, irrevocably guarantee all of the obligations of such successor entity under the Senior Debt Securities of such series and the Senior Debt Securities Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Senior Debt Securities and any related Coupons, references to such successor entity’s country of organization will be added to references to the United Kingdom);

(b) such successor entity shall confirm in such amendment to the Senior Debt Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Senior Debt Securities and any related Coupons (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

(c) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Senior Debt Securities Indenture with respect to any such Senior Debt Securities with the same effect as if such successor entity had been named as the Company in this Senior Debt Securities Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Senior Debt Securities except as provided in clause (a) of this Section.

In the event of any such assumption, any Additional Amounts, if any, payable pursuant to Section 10.04 will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized (subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of Taxes imposed by any Taxing Jurisdiction) rather than Taxes imposed by any Taxing Jurisdiction; provided, however, that if the Company makes payment under the guarantee, the Company shall be required to pay Additional Amounts related to Taxes (subject to the exceptions set forth in Section 10.04) imposed by any Taxing Jurisdiction by reason of such payments.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Senior Debt Securities and Coupons, to the extent otherwise permitted under this Senior Debt Securities Indenture or any supplement hereto; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Debt Securities (and, if such covenants are to be for the benefit of less than all series of Senior Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Senior Debt Securities (and, if such additional Events of Default are to be for the benefit of less than all series of Senior Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) to add to, change or eliminate any of the provisions of this Senior Debt Securities Indenture in respect of one or more series of Senior Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Senior Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Senior Debt Security with respect to such provision or (ii) shall become effective only when there is no such Senior Debt Security Outstanding; or

(e) to secure the Senior Debt Securities; or

(f) to establish the form or terms of Senior Debt Securities of any series and any Coupons appertaining thereto as permitted by Sections 2.01 and 3.01; or

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01(j) is maintained; or

(h) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, provided that such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series in any material respect; or

(i) to make any other provisions with respect to matters or questions arising under this Senior Debt Securities Indenture, provided such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series in any material respect; or

(j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Debt Securities of one or more series and to add to or change any of the provisions of this Senior Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(k) to change or eliminate any provision of this Senior Debt Securities Indenture as permitted by Section 1.07.

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected by such supplemental Senior Debt Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the

Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Senior Debt Securities Indenture or of modifying in any manner the rights of the Holders of Senior Debt Securities of such series under this Senior Debt Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Senior Debt Security, or reduce the principal amount thereof, or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Senior Debt Securities, or change any Place of Payment where, or the currency in which the principal amount of, premium, if any, or interest on, any such Senior Debt Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Senior Debt Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Senior Debt Securities Indenture; or

(c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02; or

(d) modify any of the provisions of this Section 9.02 or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Senior Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Debt Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(j); or

(e) change in any manner adverse to the interests of the Holders of any Senior Debt Securities the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Senior Debt Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Senior Debt Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt Securities, or which modifies the rights of the Holders of Senior Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Senior Debt Securities Indenture of the Holders of Senior Debt Securities of any other series.

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Senior Debt Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Senior Debt Securities Indenture. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Senior Debt Securities Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Senior Debt Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Senior Debt Securities Indenture for all purposes; and every Holder of Senior Debt Securities theretofore or thereafter authenticated and delivered hereunder and every holder of Coupons, if any, shall be bound thereby, except as otherwise expressed therein.

Section 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Senior Debt Securities to Supplemental Indentures. Senior Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Senior Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Senior Debt Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01 Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Senior Debt Securities that it will (subject to Section 3.07) duly and punctually pay the principal of (and premium, if any) and interest, if any, on the

Senior Debt Securities of that series when due and payable in accordance with the terms of the Senior Debt Securities, any Coupons appertaining thereto and this Senior Debt Securities Indenture.

Section 10.02 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Senior Debt Securities an office or agency where Senior Debt Securities of that series and any Coupons appertaining thereto may be presented or surrendered for payment, where Senior Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and any Coupons appertaining thereto and this Senior Debt Securities Indenture may be served; provided, however, that at the option of the Company in the case of registered Senior Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Senior Debt Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07. With respect to the Senior Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Senior Debt Securities of any series and any Coupons appertaining thereto and this Senior Debt Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Senior Debt Securities of one or more series and any Coupons appertaining thereto may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Senior Debt Securities of any series and any Coupons appertaining thereto for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Senior Debt Securities of any series and any Coupons appertaining thereto, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, on any of the Senior Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Senior Debt Securities Indenture a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Senior Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Senior Debt Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest in accordance with the provisions of this Senior Debt Securities Indenture, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. The Company will cause each Paying Agent for any series of Senior Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Senior Debt Securities of that series in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Senior Debt Securities Indenture until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee timely notice of any default by the Company (or any other obligor upon the Senior Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Senior Debt Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Senior Debt Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Senior Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Debt Security and the holder of any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in

Authorized Newspapers, published in the Borough of Manhattan, The City of New York and London, England, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04 Additional Amounts. Unless otherwise specified in any Board Resolution establishing the terms of Senior Debt Securities of a series in accordance with Section 3.01, any amounts to be paid by the Company on any series of Senior Debt Securities will be paid without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by a Taxing Jurisdiction to be deducted or withheld, the Company will pay such additional amounts of, or in respect of, the principal of, premium, if any, and interest on, such series of Senior Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of such series of Senior Debt Securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such series of Senior Debt Securities had no such deduction or withholding been required, provided that the foregoing will not apply to any such Taxes that would not have been payable or due but for the fact that (i) the Holder or the beneficial owner of the Senior Debt Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, the U.K. Taxing Jurisdiction requiring such deduction or withholding of Taxes, or otherwise has some connection with such U.K. Taxing Jurisdiction other than the holding or ownership of the relevant Senior Debt Securities, or the collection of any payment of (or in respect of) principal or premium, if any, or any interest on, any Senior Debt Securities of the relevant series, (ii) except in the case of a winding-up of the Company in England the relevant Senior Debt Securities are presented for payment in the United Kingdom, (iii) the relevant Senior Debt Securities are presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting the same for payment at the close of such 30-day period, (iv) the Holder or the beneficial owner of the relevant Senior Debt Securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on such Senior Debt Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes, (v) such Taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive, (vi) the relevant Senior Debt Securities are presented for payment by or on behalf of a Holder who would have been able to avoid such Taxes by presenting the relevant Senior Debt Securities to another Paying Agent in a member state of the European Union or elsewhere or (vii) if such Taxes would not have been so imposed, or would have been excluded pursuant to clauses (i) through (vii) above inclusive, if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Senior Debt Securities had been the Holder of such Senior Debt Securities. Whenever in this Senior Debt Securities Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or any interest if any, on or in respect of any Senior Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Section 10.05 Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06 Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year commencing                     , 20        , a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

ARTICLE 11

REDEMPTION OF SENIOR DEBT SECURITIES

Section 11.01 Applicability of Article. Senior Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Senior Debt Securities of any series) in accordance with this Article.

Section 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Senior Debt Securities shall be evidenced by a Board Resolution. The Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Senior Debt Securities of such series to be redeemed. In the case of any redemption of Senior Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Senior Debt Securities or elsewhere in this Senior Debt Securities Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03 Selection by Trustee of Senior Debt Securities to Be Redeemed. If less than all the Senior Debt Securities of any series are to be redeemed, the particular Senior Debt Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Senior Debt Securities of that series or any multiple thereof) of the principal amount of Senior Debt Securities of such series of a denomination larger than the minimum authorized denomination for Senior Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Senior Debt Securities selected for redemption and, in the case of any Senior Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Senior Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Debt Securities shall relate in the case of any Senior Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Senior Debt Security which has been or is to be redeemed.

Section 11.04 Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Senior Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Senior Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the Senior Debt Securities to be redeemed,

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Senior Debt Securities are to be surrendered for payment of the Redemption Price, and that, unless otherwise specified in such notice, bearer Senior Debt Securities in definitive form (if any) surrendered for payment must be accompanied by all Coupons maturing subsequent to the Redemption Date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, and

(f) the CUSIP number or numbers, if any, with respect to such Senior Debt Securities.

Notice of redemption of Senior Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company. In the case of the latter, the Company shall provide the notice information 5 days (or such shorter period as may be acceptable to the Trustee) prior to the notice being sent to the holders.

Section 11.05 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an

Interest Payment Date) accrued but unpaid interest on, all the Senior Debt Securities which are to be redeemed on that date.

Section 11.06 Senior Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Senior Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Senior Debt Securities shall cease to accrue interest. Upon surrender of any such Senior Debt Security for redemption in accordance with said notice, such Senior Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Senior Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is on or before the Redemption Date, shall be payable to the Holders of such Senior Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special Record Date according to the terms of the Senior Debt Securities and the provisions of Section 3.07.

If any Senior Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from and after the Redemption Date in accordance with the terms of such Senior Debt Security and the provisions of Section 3.07.

Section 11.07 Senior Debt Securities Redeemed in Part. Any Senior Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Senior Debt Securities in registered form, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Debt Security without service charge payable by the Holder, a new Senior Debt Security or Senior Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Debt Security so surrendered.

Section 11.08 Optional Redemption Due to Changes in Tax Treatment. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Senior Debt Securities of any series will be redeemable as a whole but not in part at the option of the Company upon not less than 35 nor more than 60 days’ written notice to the Trustee and notice to the Holders in accordance with Section 11.04, on any Interest Payment Date (at a redemption price equal to 100% of the principal amount of such Senior Debt Securities together with any accrued but unpaid interest (if any) in respect of such Senior Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified by the terms thereof)) if at any time the Company shall determine that as a result of a change in or amendment to the laws or regulations of a Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or a change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal), which change or amendment becomes effective on or after the date specified pursuant to Section 3.01 relating to such series and, in the event that any successor entity has assumed the obligations of the Company, which change or amendment becomes effective on or after the date of such assumption of the Company’s obligations: (a) in making any payments of principal of, premium, if any, interest, if any, on, or in respect of, such series of Senior Debt Securities, the Company or any such successor entity that has assumed the obligations of the Company has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts with respect thereto, or (b) the Company or any such successor entity would not be entitled to claim a deduction in respect of such payments in computing its taxation liabilities or the amount of the deduction would be materially reduced. In any case where the Company shall determine that as a result of either this Section 11.08 or Section 11.09 it is entitled to redeem Senior Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under this Section 11.08 or Section 11.09.

The successor entity that assumes the obligations of the Company pursuant to Section 8.03 shall also be entitled to redeem the Senior Debt Securities of relevant series in accordance with this Section 11.08 with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which change or amendment occurs subsequent to the date of any such assumption.

Section 11.09 Optional Redemption Due to Issuance of Definitive Senior Debt Securities. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, each series of Senior Debt Securities shall be redeemable as a whole, but not in part, at the option of the Company, on not less than 35 nor more than 60 days’ written notice to the Trustee and notice to the Holders in accordance with Section 11.04, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest if any, in respect of such Senior Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified by the terms thereof, if the Company (or any successor entity) shall be required pursuant to either Section 3.05(c)(ii)(A)(x) or 3.05(c)(ii)(A)(y) to exchange the Global Securities of such series for definitive Senior Debt Securities and as a result the Company (or such successor entity) is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect thereto. In any case where the Company (or any successor entity) shall determine that as a result of being required to issue definitive Senior Debt Securities it is entitled to redeem the Senior Debt Securities, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the Company (or such successor entity) is entitled to exercise its right of redemption.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Senior Debt Securities Indenture to be duly executed, all as of the day and year first above written.

BARCLAYS PLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title: